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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in the Form S-4 Registration Statement dated April 5, 1999, Registration Statement No. 333-01564, Registration Statement No. 333-29539 and Registration Statement No. 333-69979 on Form S-3, Registration Statement No. 33-48108, Registration Statement No. 33-48109, Post-Effective Amendment No. 1 to Registration Statement No. 33-48110, Post-Effective Amendment No. 1 to Registration Statement No. 33-48111, Registration Statement No. 33-61792, Registration Statement No. 333-21109, Registration Statement No. 333-21121, Registration Statement No. 33-74692, Registration Statement No. 333-53623 and Registration Statement No. 333-72549 of The Men's Wearhouse, Inc. on Form S-8 of our report dated March 9, 1999 appearing in this Annual Report on Form 10-K of The Men's Wearhouse, Inc. for the year ended January 30, 1999.




DELOITTE & TOUCHE LLP

Houston, Texas
April 5, 1999